Exhibit 10.29.1

AMENDMENT ONE TO LICENCE/JOINT DEVELOPMENT AGREEMENT

     Effective as of May 20, 2008, CYTORI THERAPEUTICS, INC., a Delaware corporation, located at 3020 Callan Road, San Diego, CA 92121, U.S.A. (“Cytori”), OLYMPUS CORPORATION, a Japanese corporation, with its principal office at 2-43-2 Hatagaya Shibuya-ku, Tokyo, Japan (“Olympus”), and Olympus-Cytori, Inc. a Delaware corporation, located at 3020 Callan Road, San Diego, CA 92121, U.S.A. (“NewCo”), agree as follows:

RECITALS:
    A.  Cytori, Olympus and NewCo entered into LICENCE/JOINT DEVELOPMENT AGREEMENT as of November 4, 2005 (hereinafter called “the Original Agreement”).

    B.  Cytori, Olympus and NewCo agree to make certain modification to the Original Agreement.

1.1	Cytori, Olympus and NewCo agree that Section 4.7 of the Original Agreement shall be deleted in its entirety and the following inserted in its place:

4.7.1
Regulatory Filings.  The Parties shall discuss in good faith the responsibilities of each Party with respect to all appropriate, prudent and necessary governmental filings, including, without limitation, Japan’s Yakuji application, Food and Drug Administration applications and CE mark applications, provided that, in cooperation and collaboration with Olympus, Cytori shall be responsible for using commercially reasonable efforts to seek Food and Drug Administration approval in the Licensed Field for the Prototype of Celution set forth in Schedule 1 of the Joint Venture Agreement.

4.7.2
Regulatory Filings.  Either Cytori or NewCo may be identified as the holder of record of the device regulatory approvals for the Final Product(s) in Japan’s Yakuji application, Food and Drug Administration applications and CE mark applications (“Holder”). Cytori shall at all times be the owner of all such approvals, and shall maintain full discretion as to which party shall be, or continue to be the Holder. NewCo may, in its sole discretion, elect not to become, or not to continue to be the Holder.  For the avoidance of doubt, in the event that NewCo becomes the Holder, during the term of this Agreement and thereafter, NewCo shall have no obligation pay anything to Cytori for being the Holder, and no marketing rights are granted to NewCo as a result of its being the Holder.  In the event that Cytori desires to have any third party be the holder of any such record, Cytori shall obtain prior written approval of NewCo. The Parties shall discuss in good faith the responsibilities of each Party with respect to all appropriate, prudent and necessary preparations required for any and all governmental filings, including, without limitation, Japan’s Yakuji application, Food and Drug Administration applications and CE mark applications. Unless otherwise provided for in a signed agreement between the parties, Cytori shall, in consultation with and with reasonable cooperation of Olympus and NewCo, direct and control all regulatory filings for the Final Product(s) and Licensed Product(s) in the target markets including Japan, the United States and Europe in its sole discretion and at its own expense, provided that Cytori hereby covenants and agrees to comply with all applicable Laws relating to such direction or control. Such “Laws” shall have the meaning as defined in the attachment 1 of the Shareholders Agreement dated November 4, 2005 between the parties.  In the event that any Governmental/Regulatory body provides either party with any notice or correspondence asserting that a violation of the law, directives, regulations or standards has occurred (a “Regulatory Infraction”) NewCo and Cytori shall fully cooperate with each other in the management and correction of the Regulatory Infraction and the parties shall jointly direct and control such matters, provided that NewCo may elect in its sole discretion not to be involved in the direction and control of such issues.

4.7.3	Quality Management
NewCo shall direct and control quality management of Final Product(s) and Licensed Product(s) developed under this Agreement in its sole discretion and at its own expense.

1.2
Cytori, Olympus and NewCo agree that EXHIBIT 1A (ACCEPTANCE PROCEDURES) and EXHIBIT 1B (DEVELOPMENT PLAN) of the Original Agreement shall be deleted in their entirety, and that the EXHIBIT 1A and the EXHIBIT 1B which are attached hereto, and incorporated herein by this reference, shall be inserted in their places.

1.3	This Amendment shall enter into force with retroactive effect from November 7, 2007.

1.4	All capitalized terms used but not defined herein shall have the same meaning as set forth in the Original Agreement.

1.5
The terms of this Amendment shall supersede any inconsistent terms contained in the Original Agreement. Except as specifically modified herein, the Original Agreement shall remain in full force and effect.

1.6	This Amendment shall be deemed to be incorporated into by reference and a part of the Original Agreement.

1.7	This Amendment may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

[Signature page follows]

 IN WITNESS WHEREOF, the parties hereto have executed this Amendment One to License/Joint Development Agreement in duplicate originals by their duly authorized officers or representatives.

CYTORI THERAPEUTICS, INC.	OLYMPUS CORPORATION

By: /s/ Marc Hedrick _______________________________	By: /s/ Shuichi Takayama _______________________________
Name: Marc Hedrick _______________________________ Title: President ______________________________	Name: Shuichi Takayama _______________________________ Title: Executive Managing Officer _______________________________
Date: May 30, 2008 _______________________________	Date: May 28, 2008 _______________________________

OLYMPUS-CYTORI, INC.
By: /s/ Yasunobu Toyoshima _______________________________
Name: Yasunobu Toyoshima _______________________________ Title: Board of Director _______________________________
Date: May 27, 2008 _______________________________